SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Dear Valued Shareholder:

RE:           Fund Prospectus Dated September 1, 2009

Enclosed please find the prospectus dated September 1, 2009 for the Liberty Street Horizon Fund (the "Fund").

Previously, you should have received proxy materials regarding the proposed reorganization of the Fund (the "Reorganization") from Forum Funds to Investment Managers Series Trust ("IMST").  Please see page 34 of the enclosed prospectus regarding the proposed Reorganization.

The Reorganization is subject to shareholder approval at the Special Meeting of Shareholders to be held on September 22, 2009.  The proxy materials for the Special Meeting were mailed to shareholders on August 25, 2009.  Your vote is important.  You can vote by returning the Proxy Card included in the proxy materials or vote your proxy on the internet or by telephone using the website address and toll-free number found on your Proxy Card.  Please refer to the proxy materials for instructions and other important information.

Until such time that the Reorganization is approved by shareholders, the Fund will continue as a part of Forum Funds. To satisfy certain regulatory requirements applicable to the Fund, as part of Forum Funds, we are sending you the enclosed prospectus.  The enclosed prospectus is not being provided in connection with the proposed Reorganization.

We value your continued trust and confidence in the Fund.

LIBERTY STREET HORIZON FUND
(800) 207-7108

THIS IS NOT A PART OF THE PROSPECTUS